UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 TO
FORM SB-2
REGISTRATION STATEMENT No. 333-119359 UNDER THE SECURITIES ACT OF 1933

International Microcomputer Software, Inc.
(Name of small business issuer in its charter)

California	7372	94-2862863
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Rowland Way, Suite 300
Novato, CA 94945
(415) 878-4000
(Address and telephone number of principal executive offices)

Gerald V. Niesar, Esq.
Niesar Curls Bartling LLP
90 New Montgomery St., 9th Floor
San Francisco, CA 94105
(415) 882-5300
(Name, address and telephone number of agent for service)
Copies of all communications to:
Gerald V. Niesar, Esq. Niesar Curls Bartling LLP 90 New Montgomery St., 9th Floor San Francisco, CA 94105 (415) 882-5300

Approximate date of proposed sale to the public: Not Applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [   ]

CALCULATION OF REGISTRATION FEE

Common Stock	[unknown]	$1.015	$4,610,577.60	$584.16*
Title of each class of securities to be registered	Proposed maximum amount of shares to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Act”), based on the average of the high and low prices for the Registrant’s common stock as reported on the NASDAQ OTC Bulletin Board on September 23, 2004.
* Registration Fee previously paid. The actual registration fee is listed in this column, and does not reflect the reduction in the number of shares registered as resulting from this post-effective amendment.

This registration statement was originally filed to register resales by certain selling stockholders of a total of 4,542,440 shares of Common Stock of International Microcomputer Software, Inc., held by said selling stockholders. This post-effective amendment is being filed to reduce the number of shares of Common Stock registered hereby to the number of shares that were actually sold by the selling stockholder and to remove from registration any shares that remain unsold at end of the offering.

Item 27.  Exhibits.

Exhibit Number	Exhibit Description

24	Powers of Attorney (incorporated by reference to the Company’s Form SB-2 Registration Statement filed with the Commission on September 29, 2004, Registration No. 333-119359).

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment to registration statement No. 333-119359 to be signed on its behalf by the undersigned on October 3, 2005.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

In accordance with the requirements of the Securities Act of 1933, this post-effective amendment to registration statement No. 333-119359 was signed by the following persons in the capacities and on the dates stated:

/s/ MARTIN WADE III
Martin Wade III
Chief Executive Officer
Date: October 3, 2005

/s/ ROBERT O’CALLAHAN
Robert O’Callahan
Chief Financial Officer (Principal Accounting Officer)
Date: October 3, 2005

In accordance with the requirements of the Securities Act of 1933, this Post-effective Amendment to Registration Statement No. 333-119359 has been signed by the following persons in the capacities and on the dates indicated.

/s/ MARTIN WADE III Martin Wade III Director Date: October 3, 2005	/s/ ROBERT MAYER* * By Martin Wade III, Attorney-in-Fact Director Date: October 3, 2005

/s/ BRUCE GALLOWAY* * By Martin Wade III, Attorney-in-Fact Director & Chairman of the Board of Directors Date: October 3, 2005	/s/ ROBERT S. FALCONE* * By Martin Wade III, Attorney-in-Fact Director Date: October 3, 2005

/s/ DONALD PERLYN* * By Martin Wade III, Attorney-in-Fact Director Date: October 3, 2005	/s/ RICHARD J. BERMAN* * By Martin Wade III, Attorney-in-Fact Director Date: October 3, 2005

/s/ EVAN BINN* * By Martin Wade III, Attorney-in-Fact Director Date: October 3, 2005

4